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                                  EXHIBIT - 11



                      DIODES INCORPORATED AND SUBSIDIARIES

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)




                                               THREE MONTHS ENDED          NINE MONTHS ENDED
                                                  SEPTEMBER 30,               SEPTEMBER 30,
                                            ------------------------    ------------------------
                                               1998          1999          1998          1999
                                            ----------    ----------    ----------    ----------
BASIC
    Weighted average number of common
    shares outstanding used in computing
    basic earnings per share                 5,047,237     5,047,491     5,022,939     5,047,322

    Net income                              $  554,000    $1,684,000    $2,261,000    $3,199,000
                                            ==========    ==========    ==========    ==========

Basic earnings per share                    $     0.11    $     0.33    $     0.45    $     0.63
                                            ==========    ==========    ==========    ==========



DILUTED
    Weighted average number of common
    shares outstanding used in computing
    basic earnings per share                 5,047,237     5,047,491     5,022,939     5,047,322
    Assumed exercise of stock options          184,393       362,960       343,922       249,755
                                            ----------    ----------    ----------    ----------
                                             5,231,630     5,410,451     5,366,861     5,297,077

    Net income                              $  554,000    $1,684,000    $2,261,000    $3,199,000
                                            ==========    ==========    ==========    ==========

Diluted earnings per share                  $     0.11    $     0.31    $     0.42    $     0.60
                                            ==========    ==========    ==========    ==========































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